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Exhibit 23.1

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants



                          406 Lippincott Drive, Ste. J
                         Marlton, New Jersey 08053-4168
                        (856) 346-2828 Fax (856) 396-0022


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Global Resource Corporation
408 Bloomfield Drive, Unit 3
West Berlin, New Jersey 08091


We hereby consent to use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2008, September 16, 2008, as to the effects of the restatement discussed in Note 15, relating to the consolidated financial statements of Global Resource Corporation which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.
Marlton, NJ 08053
October 20, 2008